UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2025

SAB BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39871	85-3899721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 W 41st St Suite 401
Miami Beach, Florida		33140
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 305 845-2813

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SABS	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock	SABSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 30, 2025, SAB Biotherapeutics, Inc. (the “Company”) entered into a lease agreement, dated and effective February 1, 2025 (the “Sanford Lease Agreement”), with Sanford Health, a South Dakota non-profit corporation ( the “Landlord”). The Sanford Lease Agreement provides for a lease area of 21,014 from the Landlord to the Company, located at 2301 East 60th Street North, Sioux Falls, South Dakota 57104. Annual rent payable under the Sanford Lease Agreement is $601,630.82, with monthly rent being $50,135.90. The Sanford Lease Agreement has an initial five-year term ending on December 31, 2029.

The foregoing description of the Sanford Lease Agreement does not purport to be complete, and is qualified in its entirety by the full text of the Sanford Lease Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1 *	Lease Agreement between SAB Biotherapeutics, Inc. and Sanford Health, dated February 1, 2025.
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

* Confidential treatment has been granted or requested with respect to portions of this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAB Biotherapeutics, Inc.

Date:	February 5, 2025	By:	/s/ Samuel J. Reich
Samuel J. Reich Chief Executive Officer